                                                                   EXHIBIT 12.01


                            SOUTHWEST GAS CORPORATION
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (THOUSANDS OF DOLLARS)


                                                        FOR THE YEAR ENDED DECEMBER 31,
                                        ----------------------------------------------------------
CONTINUING OPERATIONS                     1998        1997        1996        1995        1994
                                        ----------  ----------  ----------  ----------  ----------
   1. Fixed charges:
      A) Interest expense               $  63,416   $  63,247    $  54,674   $  52,844   $  48,688
      B) Amortization                       1,243       1,164        1,494       1,569       1,426
      C) Interest portion of rentals        7,531       6,973        6,629       4,435       4,743
      D) Preferred securities
         distributions                      5,475       5,475        5,475         913           0
                                        ---------   ---------    ---------   ---------   ---------
       Total fixed charges              $  77,665   $  76,859    $  68,272   $  59,761   $  54,857
                                        =========   =========    =========   =========   =========

   2. Earnings (as defined):
      E) Pretax income from
         continuing operations          $  83,951   $  21,328    $  10,448   $   3,493   $  38,119
      Fixed Charges (1. above)             77,665      76,859       68,272      59,761      54,857
                                        ---------   ---------    ---------   ---------   ---------
       Total earnings as defined        $ 161,616   $  98,187    $  78,720   $  63,254   $  92,976
                                        =========   =========    =========   =========   =========

   3. Ratio of earnings to fixed
        charges                              2.08        1.28         1.15        1.06        1.69
                                        =========   =========    =========   =========   =========





                                                      FOR THE YEAR ENDED DECEMBER 31,
ADJUSTED FOR INTEREST ALLOCATED TO      ----------------------------------------------------------
DISCONTINUED OPERATIONS                    1998        1997        1996        1995        1994
                                        ----------  ----------  ----------  ----------  ----------
   1. Fixed charges:
      A) Interest expense                $  63,416   $  63,247  $   54,674  $   52,844  $   48,688
      B) Amortization                        1,243       1,164       1,494       1,569       1,426
      C) Interest portion of rentals         7,531       6,973       6,629       4,435       4,743
      D) Preferred securities
          distributions                      5,475       5,475       5,475         913          --
      E) Allocated interest [1]                 --          --          --       9,636       7,874
                                         ---------   ---------  ----------  ----------  ----------
       Total fixed charges               $  77,665   $  76,859  $   68,272  $   69,397  $   62,731
                                         =========   =========  ==========  ==========  ==========

   2. Earnings (as defined):
      F) Pretax income from
         continuing operations           $  83,951   $  21,328  $   10,448  $    3,493  $   38,119
      Fixed Charges (1. above)              77,665      76,859      68,272      69,397      62,731
                                         ---------   ---------  ----------  ----------  ----------
       Total earnings as defined         $ 161,616   $  98,187  $   78,720  $   72,890  $  100,850
                                         =========   =========  ==========  ==========  ==========

   3. Ratio of earnings to fixed
         charges                              2.08        1.28        1.15        1.05        1.61
                                        ==========   =========  ==========  ==========  ==========


[1] Represents allocated interest through the period ended December 31, 1995. Carrying costs for the period subsequent to year end through the disposition of the discontinued operations were accrued and recorded as disposal costs.

                                                                   EXHIBIT 12.01


                            SOUTHWEST GAS CORPORATION
   COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (THOUSANDS OF DOLLARS)


                                                      FOR THE YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------------------
CONTINUING OPERATIONS                   1998        1997        1996        1995        1994
                                     ----------- ----------- ----------- ----------- -----------
   1. Combined fixed charges:
      A) Total fixed charges           $  77,665   $  76,859   $  68,272   $  59,761   $  54,857
      B) Preferred dividends [1]               -           -           -         404         826
                                       ---------   ---------   ---------   ---------   ---------
       Total fixed charges and
         preferred dividends           $  77,665   $  76,859   $  68,272   $  60,165   $  55,683
                                       =========   =========   =========   =========   =========

   2. Earnings                         $ 161,616   $  98,187   $  78,720   $  63,254   $  92,976
                                       =========   =========   =========   =========   =========

   3. Ratio of earnings to fixed
      charges and preferred
      dividends                             2.08        1.28        1.15        1.05        1.67
                                       =========   =========   =========   =========   =========



                                                      FOR THE YEAR ENDED DECEMBER 31,
ADJUSTED FOR INTEREST ALLOCATED TO   -----------------------------------------------------------
DISCONTINUED OPERATIONS                 1998        1997        1996        1995        1994
                                     ----------- ----------- ----------- ----------- -----------
   1. Combined fixed charges:
     A) Total fixed charges           $  77,665   $  76,859   $  68,272   $  69,397   $  62,731
     B) Preferred dividends [1]               -           -           -         404         826
                                      ---------   ---------   ---------   ---------   ---------
       Total fixed charges and
         preferred dividends          $  77,665   $  76,859   $  68,272   $  69,801   $  63,557
                                      =========   =========   =========   =========   =========

   2. Earnings                        $ 161,616   $  98,187   $  78,720   $  72,890   $ 100,850
                                      =========   =========   =========   =========   =========

   3. Ratio of earnings to fixed
       charges and preferred
       dividends                          2.08        1.28         1.15        1.04        1.59
                                      ========   =========    =========   =========   =========


[1] Preferred and preference dividends have been adjusted to represent the pretax earnings necessary to cover such dividend requirements.